UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2011 (May 25, 2011)

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

On May 25, 2011, SemiLEDs Corporation (the “Company”) dismissed KPMG LLP, a Delaware limited liability partnership and the U.S. member firm of the independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity, as the Company’s independent registered public accounting firm, and subsequently, on May 26, 2011, engaged KPMG, a Taiwan partnership and member firm of KPMG International (“KPMG Taiwan”), as the Company’s principal accountant (as further described below).  Following its dismissal as principal accountant, KPMG LLP will perform audit procedures at the direction of KPMG Taiwan in connection with KPMG Taiwan’s audit of the Company. The dismissal of KPMG LLP was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

During the fiscal years ended August 31, 2010 and 2009 and the subsequent interim period through May 25, 2011, there were no (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal years ended August 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of SemiLEDs Corporation and subsidiaries as of and for the year ended August 31, 2009 contained an explanatory paragraph stating that “the accompanying consolidated financial statements and financial statement schedule have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.”

The Company provided KPMG LLP with a copy of the disclosures herein made in response to Item 304(a) of Regulation S-K and requested KPMG LLP to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements.  A copy of such letter, dated May 31, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On May 26, 2011, the Company engaged KPMG Taiwan as the Company’s new independent registered public accounting firm.  The Company desired to engage an independent registered public accounting firm with offices located near the Company’s headquarters in Taiwan. KPMG Taiwan previously participated in the Company’s audit as a component auditor for KPMG LLP, and accordingly, has been consulted by the Company on the application of accounting principles during the Company’s fiscal years ended August 31, 2010 and 2009 and the subsequent interim period through May 25, 2011.  The appointment of KPMG Taiwan was approved by the Audit Committee.

Other than consultations during the normal course of the client auditor relationship described above, the Company has not, nor has anyone on its behalf, consulted KPMG Taiwan during the years ended August 31, 2010 and 2009 and the subsequent interim period prior to May 25, 2011 regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” involving the Company within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K; neither has KPMG Taiwan provided the Company a written report or oral advice that KPMG Taiwan concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, we requested that KPMG Taiwan review the disclosure required by Item 304(a) of Regulation S-K included in this Current Report on Form 8-K and provided KPMG Taiwan the opportunity to furnish us with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of our expression of its views, or the respect in which it does not agree with the statements made by us in response to Item 304(a) of Regulation S-K.  KPMG Taiwan has elected not to furnish such a letter.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SemiLEDs Corporation

Dated: May 31, 2011	By:	/s/ Trung T. Doan

	Name:	Trung T. Doan
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated May 31, 2011.